Exhibit 99.1

UNITED STATES OF AMERICA
Before the
SECURITIES AND EXCHANGE COMMISSION

ADMINISTRATIVE PROCEEDING
File No.

In the Matter of Colorado 2001C Limited Partnership (f/k/a PDC 2001-C Limited Partnership), Respondent.	OFFER OF SETTLEMENT OF COLORADO 2001C LIMITED PARTNERSHIP (f/k/a PDC 2001-C LIMITED PARTNERSHIP)

I.

Colorado 2001C Limited Partnership (f/k/a PDC 2001-C Limited Partnership (“Colorado 2001C” or “Respondent”), pursuant to Rule 240(a) of the Rules of Practice of the Securities and Exchange Commission (“Commission”) [17 C.F.R. § 201.240(a)] submits this Offer of Settlement (“Offer”) in anticipation of proceedings to be instituted against it by the Commission, pursuant to Section 12(j) of the Securities Exchange Act of 1934 (“Exchange Act”).

II.

This Offer is submitted solely for the purpose of settling these proceedings, with the express understanding that it will not be used in any way in these or any other proceedings, unless the Offer is accepted by the Commission.  If the Offer is not accepted by the Commission, the Offer is withdrawn without prejudice to Respondent and shall not become a part of the record in these or any other proceedings, except for the waiver expressed in Section V. with respect to Rule 240(c)(5) of the Commission’s Rules of Practice [17 C.F.R. § 201.240(c)(5)].

III.

On the basis of the foregoing, the Respondent hereby:

A.           Admits the jurisdiction of the Commission over it and over the matters set forth in the Order Instituting Proceedings, Making Findings, and Revoking Registration of Securities Pursuant to Section 12(j) of the Securities Exchange Act of 1934 (“Order”);

B.           Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission or in which the Commission is a party prior to a hearing pursuant to the Commission’s Rules of Practice, 17 C.F.R. § 201.100 et seq., and without admitting or denying the findings contained in the Order, except as to the Commission’s jurisdiction over it and the subject matter of these proceedings, which are admitted, Respondent consents to the entry of an Order by the Commission containing the following findings and order set forth below:

1.           Colorado 2001C (CIK No. 1156220) is a West Virginia limited partnership located in Denver, Colorado.  At all times relevant to this proceeding, the securities of Colorado 2001C have been registered under Exchange Act Section 12(g). On September 16, 2013, Colorado 2001C filed a Chapter 11 petition in the U.S. Bankruptcy Court for the Northern District of Texas.

2.           Colorado 2001C has failed to comply with Exchange Act Section 13(a) and Rules 13a-1 and 13a-13 thereunder because it has not filed any periodic reports since it filed a Form 10-Q for the period ended March 31, 2005.

IV.

Section 12(j) of the Exchange Act provides as follows:

The Commission is authorized, by order, as it deems necessary or appropriate for the protection of investors to deny, to suspend the effective date of, to suspend for a period not exceeding twelve months, or to revoke the registration of a security, if the Commission finds, on the record after notice and opportunity for hearing, that the issuer of such security has failed to comply with any provision of this title or the rules and regulations thereunder.  No member of a national securities exchange, broker, or dealer shall make use of the mails or any means or instrumentality of interstate commerce to effect any transaction in, or to induce the purchase or sale of, any security the registration of which has been and is suspended or revoked pursuant to the preceding sentence.

On the basis of the foregoing, Respondent hereby consents to the entry of an Order by the Commission that:

Pursuant to Section 12(j) of the Exchange Act, registration of each class of Respondent’s securities registered pursuant to Section 12 of the Exchange Act be, and hereby is, revoked.

V.

By submitting this Offer, Respondent hereby acknowledges its waiver of those rights specified in Rules 240(c)(4) and (5) [17 C.F.R. §201.240(c)(4) and (5)] of the Commission’s Rules of Practice.  Respondent also hereby waives service of the Order.

VI.

Respondent understands and agrees to comply with the terms of 17 C.F.R. § 202.5(e), which provides in part that it is the Commission's policy “not to permit a defendant or respondent to consent to a judgment or order that imposes a sanction while denying the allegations in the complaint or order for proceedings,” and “a refusal to admit the allegations is equivalent to a denial, unless the defendant or respondent states that he neither admits nor denies the allegations.” As part of Respondent’s agreement to comply with the terms of Section 202.5(e), Respondent: (i) will not take any action or make or permit to be made any public statement denying, directly or indirectly, any finding in the Order or creating the impression that the Order is without factual basis; and (ii) will not make or permit to be made any public statement to the effect that Respondent does not admit the findings of the Order, or that the Offer contains no admission of the findings, without also stating that the Respondent does not deny the findings; and (iii) upon the filing of this Offer of Settlement, Respondent hereby withdraws any papers previously filed in this proceeding to the extent that they deny, directly or indirectly, any finding in the Order. If Respondent breaches this agreement, the Division of Enforcement may petition the Commission to vacate the Order and restore this proceeding to its active docket. Nothing in this provision affects Respondent's: (i) testimonial obligations; or (ii) right to take legal or factual positions in litigation or other legal proceedings in which the Commission is not a party.

VII.

Consistent with the provisions of 17 C.F.R. § 202.5(f), Respondent waives any claim of Double Jeopardy based upon the settlement of this proceeding, including the imposition of any remedy or civil penalty herein.

VIII.

Respondent hereby waives any rights under the Equal Access to Justice Act, the Small Business Regulatory Enforcement Fairness Act of 1996 or any other provision of law to seek from the United States, or any agency, or any official of the United States acting in his or her official capacity, directly or indirectly, reimbursement of attorney’s fees or other fees, expenses or costs expended by Respondent to defend against this action.  For these purposes, Respondent agrees that Respondent is not the prevailing party in this action since the parties have reached a good faith settlement.

IX.

Respondent states that it has read and understands the foregoing Offer, that this Offer is made voluntarily, and that no promises, offers, threats, or inducements of any kind or nature whatsoever have been made by the Commission or any member, officer, employee, agent, or representative of the Commission in consideration of this Offer or otherwise to induce it to submit to this Offer.

Colorado 2001C Limited Partnership (f/k/a PDC 2001-C Limited Partnership)
By:	/s/ Karen Nicolaou
Karen Nicolaou
Responsible Party

I declare under penalty of perjury that the foregoing is true and correct.

Executed on October 17, 2013
/s/ Karen Nicolaou
Karen Nicolaou